UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2007 (October 3, 2007)

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center

250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 3, 2007, Moody’s Corporation (the “Company”) entered into a commercial paper program (the “Program”) on a private placement basis under which the Company may issue unsecured commercial paper notes (the “Notes”) up to a maximum aggregate amount outstanding at any time of $1 billion. Under the Program, the Company may issue commercial paper from time to time, and the proceeds of the commercial paper issuance will be used for general corporate purposes, including acquisitions and share repurchases. Amounts available under the Program may be reborrowed. The program is backstopped by the Company’s five-year senior, unsecured revolving credit facility dated as of September 28, 2007 (the “Facility”) with Citibank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and JPMorgan Chase Bank, N.A., as Documentation Agent, and other lenders in an aggregate principal amount of $1 billion. If at any time funds are not available on favorable terms under the Program, the Company may resort to the Facility for funding. The Company expects to issue $400 million in Notes under the Program initially, the proceeds of which will be used to repay a corresponding principal amount of outstanding borrowings under the Facility.

Goldman, Sachs & Co., Citigroup Global Markets Inc., and Morgan Stanley & Co. Incorporated will act as dealers under the Program (collectively, the “Dealers”) pursuant to the terms and conditions of their respective Commercial Paper Dealer Agreements with the Company (each, a “Dealer Agreement”). JPMorgan Chase Bank, National Association, will act as issuing and paying agent under the Program.

The Program provides the terms under which the Dealers will either purchase from the Company or arrange for the sale by the Company of Notes pursuant to an exemption from federal and state securities laws. The Program contains customary representations, warranties, covenants and indemnification provisions.

The maturities of the Notes will vary, but may not exceed 397 days from the date of issue. The principal amount of outstanding Notes under the Program may not exceed $1 billion. The Notes will be sold at a discount from par or, alternatively, will be sold at par and bear interest at rates that will vary based upon market conditions at the time of the issuance of the Notes. The rates of interest will depend on whether the Note will be a fixed or floating rate. The interest on a floating rate may be based on the following: (a) CD rate; (b) commercial paper rate; (c) the federal funds rate; (d) LIBOR; (e) prime rate; (f) treasury rate; or (g) such other base rate as may be specified in a supplement.

The Program contains certain events of default including, among other things: non-payment of principal, interest or fees; violation of covenants; invalidity of any loan document; material judgments; and bankruptcy and insolvency events, subject in certain instances to cure periods.

A copy of each Dealer Agreement is attached to this report as Exhibits 10.1, 10.2 and 10.3 and are incorporated by reference as though they were fully set forth herein. The description above is a summary of the Program and is qualified in its entirety by the Dealer Agreements.

Item 2.03	“Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.”

The information related to the $1 billion unsecured commercial paper program discussed under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01	“Financial Statements and Exhibits”

(d) Exhibits

10.1	Commercial Paper Dealer Agreement between Moody’s Corporation and Goldman, Sachs & Co., dated as of October 3, 2007.
10.2	Commercial Paper Dealer Agreement between Moody’s Corporation and Morgan Stanley & Co. Incorporated, dated as of October 3, 2007.
10.3	Commercial Paper Dealer Agreement between Moody’s Corporation and Citigroup Global Markets Inc., dated as of October 3, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Senior Vice President and General Counsel

Dated: October 9, 2007

MOODY’S CORPORATION

CURRENT REPORT ON FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Commercial Paper Dealer Agreement between Moody’s Corporation and Goldman, Sachs & Co., dated as of October 3, 2007.
10.2	Commercial Paper Dealer Agreement between Moody’s Corporation and Morgan Stanley & Co. Incorporated, dated as of October 3, 2007.
10.3	Commercial Paper Dealer Agreement between Moody’s Corporation and Citigroup Global Markets Inc., dated as of October 3, 2007,